Exhibit 10.48a
BOST1-637130-2
                         AMENDMENT TO
       STOCK PUT/CALL AND SUCCESSOR DESIGNATION AGREEMENT

     THIS AMENDMENT (the "Amendment Agreement") to a STOCK PUT/CALL AND SUCCESSOR DESIGNATION AGREEMENT, dated January 14, 1998 (the "Put/Cal Agreement") is entered into as of the 19th day of January, 1998, and is made effective as of the 1st day of April, 1998, by and among Daniel Azani, D.D.S., Inc., a professional corporation (the "PC") incorporated under the laws of the State of California (the "State"); Daniel Azani, D.D.S. ("Dr. Azani") who is duly licensed to practice orthodontics in the State; Azani Dental Services, Inc., a Delaware corporation (the "MSO"); and Omega Orthodontics, Inc., a Delaware corporation ("OMEGA"), with reference to the following facts.

                            RECITALS

     WHEREAS, the parties hereto have entered into a form of Put/Call Agreement, dated January 14, 1998; and

     WHEREAS, the parties hereto wish to make certain amendments to the Put/Call Agreement in order to allow the MSO to provide management services to Orthodontic Entity with respect to the practice that it conducts at its location at 33342 Santiago Road, Acton, California 93510; and

     WHEREAS, a written amendment to the Put/Call Agreemeent is necessary to effect such amendments.

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged to the full satisfaction of the parties hereto, the parties hereto agree to amend the Put/Call Agreement as follows:

     1. Schedule 2. Schedule 2 to the Put/Call Agreement shall be amended and restated to provide as follows:

                           "SCHEDULE 2
                     ORTHODONTIC OFFICES AND
                   ORTHODONTIC OFFICE SERVICES

Offices

18411 Clark Street, Suite 200
Tarzana, CA 91356


5400 Balboa Blvd., Suite 321
Encino, CA 91316


33342 Santiago Road
Acton, CA 93510"

     2. Call Option. Section 3 of the Put/Call Agreement shall be amended and restated to provide as follows:

     "3.  Call Option. The PC shall have the option (the "Call
Option") to require the MSO, upon termination of the Management
Services Agreement by the PC under Section 10.1 thereof, to:

          (a) Sell to the PC all of the leasehold improvements, fixtures, furniture, furnishings and equipment comprising or located at the Orthodontic Office, including all replacements and additions thereto made by the MSO pursuant to the performance of its obligations under the Management Services Agreement and all other assets, including inventory and supplies and intangibles, set forth on the Balance Sheet to reflect operations of the MSO in respect of the Orthodontic Office, including depreciation, amortization and other adjustments of such assets shown on such Balance Sheet; and

          (b) Assign to, or grant a waiver in favor of, the PC, the restrictive covenants provided for in Section 3.7 of the Management Services Agreement and in the applicable Employment Agreement with Dr. Azani contemplated thereunder, and any goodwill and other intangible assets set forth on the Balance Sheet, reflecting amortization or depreciation of the restrictive covenants, and any goodwill and other intangible assets; and

          (c) Assign to the PC (which it shall assume) all debt and all contracts, payables and leases which are obligations of the MSO and which relate solely to the performance of its obligations under the Management Services Agreement or the properties subleased in respect of the Orthodontic Office.

If the PC desires to exercise its Call Option, the PC shall give written notice of such election (the "Call Option Notice") to the MSO at least twenty (20) calendar days prior to the date specified in such notice as the date for the closing of the Call Option. Any exercise of the Call Option by the PC shall be made by an aggregate payment to the MSO of an amount equal to the sum of (x) the amount of cash paid to Dr. Azani under Section 1.1(b)(i) of the Affiliation Agreement, plus (y) the original principal amount of the Purchase Note issued to Dr. Azani under Section 1.1(b)(ii) of the Affiliation Agreement, plus (z) the value of that number of shares of Omega Common Stock issued to Dr. Azani under Section 1.1(b)(iii) of the Affiliation Agreement, such value to be determined by multiplying such number of shares by the average daily closing sales price per share of Omega's Common Stock on the Nasdaq Small Cap Market for each business day (Monday through Friday, not including legal holidays) of the calendar week ending on the Friday immediately preceding the date the Call Option Notice is delivered to the MSO (collectively, the "Call Price")."

     3. Closing. Section 4 of the Put/Call Agreement shall be amended and restated to provide as follows:

     "4. Closing and Delivery. The closing ("Closing") of the exercise by the MSO of the Put Option under Section 2 or of the exercise by the PC of the Call Option under Section 3, as the case may be, shall be at the offices of Omega Orthodontics, Inc., 3621 Silver Spur Lane, Acton, California 92510, on the date specified for such Closing in the written notice of election to exercise such Put Option or Call Option, as the case may be, or at such other location and on such other date as the parties may mutually determine. At the Closing, the PC, at its election, shall pay cash, or a combination of cash and return of the shares of Omega Common Stock received by Dr. Azani under Section 1.1(b)(ii) of the Affiliation Agreement, such shares to be valued as provided for in Section 3 hereof, pursuant to exercise by the MSO of the Put Option or the PC of the Call Option, as the case may be. The PC and Dr. Azani shall execute such documents as may be required by the MSO to assume the liabilities set forth in
Section 2(c) or 3(c), as the case may be, and shall use their respective best efforts to remove the MSO from any liability with respect to such repurchased assets and with respect to any property leased or subleased by the MSO. From and after any such Closing, each party shall provide to the other parties reasonable access to books and records then owned by it to permit such requesting party to satisfy reporting and contractual obligations which may be required of it. In addition, following any such Closing, the MSO or its designee shall have reasonable access during normal business hours to the PC's records, including patient records regarding records of collections, expenses and disbursements as kept by the MSO in performing its obligations under the Management Services Agreement, and the MSO may copy any or all such records."

     4. Notices. Section 17. (f) of the Put/Call Agreement shall be amended and restated to provide as follows:

          (f) Notices. Any notices required or permitted to be given hereunder by any party to another shall be in writing and shall be deemed delivered upon personal delivery, twenty-four
(24) hours following deposit with a courier for overnight delivery or seventy two (72) hours following deposit in the U.S. Mail, registered or certified mail, postage prepaid, return-receipt requested, addressed to the parties at the following addresses or to such other addresses as the parties may hereafter specify in writing:

          If to the PC or Dr. Azani:

          Daniel Azani, D.D.S., Inc.
          5400 Balboa Blvd., Suite 321
          Encino, California 91316-1502
          Attn: Daniel Azani, D.D.S.

          If to the MSO:

          Azani Dental Services, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510

          If to OMEGA:

          Omega Orthodontics, Inc.
          3621 Silver Spur Lane
          Acton, CA 93510"

     5.   Ratification of Other Provisions of Management
Agreement. Except as provided herein, all other provisions, terms and conditions of the Management Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, the PC, Dr. Azani, MSO and OMEGA have executed this Amendment Agreement as of the date first above written by their duly authorized representatives as set forth below.

                         "PC"

                         DANIEL AZANI, D.D.S., INC.
                         a California professional corporation


                         By: /s/ Daniel Azani, D.D.S.
                              Daniel Azani, D.D.S., President

                         "Dr. Azani"


                         /s/ Daniel Azani, D.D.S.
                              Daniel Azani, D.D.S.

                         "MSO"

                         AZANI DENTAL SERVICES, INC.
                         a Delaware corporation


                         By: /s/ Robert J. Schulhof
                              Robert J. Schulhof, President

                         "OMEGA"

                         OMEGA ORTHODONTICS, INC.,
                         a Delaware corporation


                         By: /s/ Robert J. Schulhof
                              Robert J. Schulhof, President and
                              Chief Executive Officer